EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE

AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by Applied Energetics, Inc. (the “company”) of its Annual Report on Form 10-K for the annual period ended December 31, 2012 (the “Report”) I, Joseph C. Hayden, Principal Executive Officer and Principal Accounting Officer of the company, certify pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

This certificate is being made for the exclusive purpose of compliance by the principal executive officer of Applied Energetics, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Applied Energetics, Inc. and will be retained by Applied Energetics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joseph C. Hayden
Joseph C. Hayden
President, Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer

Date: March 27, 2013